Exhibit 9.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Stolt Offshore S.A. (a Luxembourg company) and its subsidiaries’ (the “Company”) on Form S-8, File Nos. 33-85168, 333-09292, 333-74321, 333-124983 and 333-124997 and on Form F-3 and Form F-3/A, File No. 333-86288 of our report on the financial statements of the EPIC JV dated April 6, 2005 appearing in this annual report on Form 20-F of the Company for the year ended November 30, 2004.

/s/    Deloitte

Deloitte Statsautoriserte Revisorer AS

Stavanger, Norway

30 May 2005